                                EXHIBIT (8)(e)(3)
                                -----------------


              AMENDMENT NO. 12 TO PARTICIPATION AGREEMENT AMONG WRL
            SERIES FUND, INC., PFL LIFE INSURANCE COMPANY, AUSA LIFE
           INSURANCE COMPANY, INC., AND PEOPLES BENEFIT LIFE INSURANCE
                                     COMPANY

                               ADDENDUM NO. 12 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   AND PEOPLES BENEFIT LIFE INSURANCE COMPANY


     Amendment No. 12 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), and Peoples Benefit Life Insurance Company ("Peoples") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, separate accounts for purposes of selling variable annuity products, which are to be funded in part by the WRL Series Fund, Inc.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate accounts, PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of September 27, 1999.

PFL LIFE INSURANCE COMPANY                  WRL SERIES FUND, INC.
By its authorized officer                   By its authorized officer

By: /s/ William L. Busler                   By: /s/ Thomas E. Pierpan
   ------------------------                     --------------------------------
   William L. Busler                            Thomas E. Pierpan

Title: President                            Title: Vice President, Secretary and
      ---------------------                       ------------------------------
                                                   Associate General Counsel
                                                  ------------------------------

AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE
COMPANY, INC.                               INSURANCE COMPANY
By its authorized officer                   By its authorized officer

By: /s/ William L. Busler                   By: /s/ Frank A. Camp
   ------------------------                    ---------------------------------
   William L. Busler                                Frank A. Camp

Title: Vice President                        Title: Vice President and
      ---------------------                        -----------------------------
                                                    Division General Counsel
                                                   -----------------------------

                                     AMENDED
                                   SCHEDULE A

                          Effective September 27, 1999
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement
                     --------------------------------------

Account(s):       PFL Endeavor Variable Annuity Account
                  PFL Endeavor Platinum Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Life Variable Annuity Account C
                  PFL Life Variable Annuity Account D
                  PFL Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account

Policy(ies):      PFL Endeavor Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Extra Variable Annuity
                  Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder II
                  Legacy Builder Plus
                  AUSA Freedom Financial Builder

Portfolio(s):     WRL Series Fund, Inc.
                     WRL Janus Growth
                     WRL AEGON Bond
                     WRL J.P. Morgan Money Market
                     WRL Janus Global
                     WRL LKCM Strategic Total Return
                     WRL VKAM Emerging Growth
                     WRL Alger Aggressive Growth
                     WRL AEGON Balanced
                     WRL Federated Growth & Income
                     WRL C.A.S.E. Growth
                     WRL NWQ Value Equity
                     WRL GE/Scottish Equitable International Equity WRL GE U.S. Equity
                     WRL J.P. Morgan Real Estate Securities
                     WRL T. Rowe Price Dividend Growth
                     WRL T. Rowe Price Small Cap
                     WRL Goldman Sachs Growth
                     WRL Goldman Sachs Small Cap
                     WRL Pilgrim Baxter Mid Cap Growth
                     WRL Salomon All Cap
                     WRL Dreyfus Mid Cap
                     WRL Third Avenue Value
                     WRL Dean Asset Allocation